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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-16837), Form S-8 (File No. 333-56089), Form S-3 (File No. 333-87063), Form S-3 (File No. 333-15407), Form S-3 (File
No. 333-62855), Form S-3 (File No. 333-60875), and Form S-3 (File No. 333-87219)
of AvalonBay Communities, Inc. of our report dated January 13, 1998, except for the 1997 information in Note 10, as to which the date is March 9, 2000 relating to the financial statements of Avalon Properties, Inc. for the year ended December 31, 1997, which appears in this Form 10-K.





                                             /s/ COOPERS & LYBRAND L.L.P.

New York, New York
March 9, 2000